UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2009

FLEXTRONICS INTERNATIONAL LTD.
(Exact name of registrant as specified in its charter)

Singapore	0-23354	Not Applicable
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Marina Boulevard, # 28-00, Singapore	018989
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (65) 6890-7188

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On July 1, 2009, Flextronics International Ltd. (the “Company”) issued a press release announcing the results of its previously announced cash tender offer (the “Offer”) to purchase up to $100,000,000 of the aggregate principal amount outstanding of its 6 1/2% Senior Subordinated Notes due 2013, and up to $100,000,000 of the aggregate principal amount outstanding of its 6 1/4% Senior Subordinated Notes due 2014 (and, together with the 6 1/2% Senior Subordinated Notes due 2013, the “Notes”). Flextronics previously announced that it received consents of at least a majority in aggregate principal amount of the outstanding Notes of each series in connection with the related solicitation of consents (the “Consent Solicitation”) to certain amendments to the restricted payments covenants and certain related definitions in each of the indentures under which the Notes were issued (the “Indentures”), and executed the related supplemental indentures. The Offer and the Consent Solicitation were made on the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated May 29, 2009 (the “Statement”) and the related Consent and Letter of Transmittal, as amended and supplemented from time to time, including by the Supplement dated June 17, 2009 to the Statement.

Flextronics expects to deposit all amounts due with respect to the Offer and the Consent Solicitation with the depositary today, July 1, 2009, at which time the amendments to the Indentures will become operative.

A copy of the press release is attached as Exhibit 99.1 hereto and is hereby incorporated by reference in this Item 8.01 of this report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated July 1, 2009, issued by Flextronics International Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXTRONICS INTERNATIONAL LTD.

Date: July 1, 2009	By:	/s/ Paul Read
Name: Paul Read Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated July 1, 2009, issued by Flextronics International Ltd.